   As filed with the Securities and Exchange Commission on November 30, 2001

                                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            VERSO TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

              MINNESOTA                                  41-1484525
     (State or other jurisdiction                     (I.R.S. Employer
   of incorporation or organization)                Identification No.)

                              400 Galleria Parkway
                                    Suite 300
                             Atlanta, Georgia 30326
          (Address, including zip code, of principal executive offices)

                          TELEMATE STOCK INCENTIVE PLAN

              TELEMATE.NET SOFTWARE, INC. 1999 STOCK INCENTIVE PLAN
                            (Full title of the plans)

          Mr. Steven A. Odom                    Robert C. Hussle, Esq.
       Verso Technologies, Inc.                  Rogers & Hardin LLP
         400 Galleria Parkway                  2700 International Tower
              Suite 300                       229 Peachtree Street, N.E.
        Atlanta, Georgia 30326                 Atlanta, Georgia  30303
           (678) 589-3500                          (404) 522-4700

         (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                  Proposed Maximum          Proposed Maximum
     Title of Securities to be            Amount to be           Offering Price Per        Aggregate Offering       Amount of
            Registered                    Registered(2)               Share(3)                    Price          Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.01
         per share(1)                       5,420,206               $0.795                    $4,309,064              $1,030
===================================================================================================================================

(1) Includes shares issuable pursuant to options granted under the Telemate Stock Incentive Plan (the "Option Plan") and shares issuable pursuant to options granted under the Telemate.Net Software, Inc., 1999 Stock Incentive Plan (the "1999 Plan," and together with the Option Plan, the "Plans"), which options were assumed by the Registrant pursuant to an Agreement and Plan of Merger dated as of May 4, 2001, as amended, by and among the Registrant, Telemate.Net Software, Inc. and a wholly-owned subsidiary of the Registrant.

(2) This registration statement also relates to an indeterminate number of additional shares of Common Stock that may become issuable pursuant to anti-dilution and adjustment provisions of the Plans. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans as described herein.

(3) Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the applicable registration fee, the proposed maximum offering price per share has been estimated at $0.795, which amount represents the average of the high and low sales prices of the common stock of Verso Technologies, Inc. on November 27, 2001 as reported on the NASDAQ.

                             INTRODUCTORY STATEMENT

         This Registration Statement on Form S-8 is being filed to register shares of the common stock, par value of $.01 per share, of Verso Technologies, Inc. ("Verso"), issuable upon exercise of options that Verso assumed in connection with its acquisition of Telemate.Net Software, Inc., a Georgia corporation ("Telemate.Net"), by means of merger pursuant to an Agreement and Plan of Merger dated as of May 4, 2001, as amended, by and among Verso, Telemate.Net and a wholly-owned subsidiary of Verso (the "Merger Agreement"), which acquisition was effective on November 16, 2001. These options were granted pursuant to the Telemate Stock Incentive Plan and the Telemate.Net Software, Inc. 1999 Stock Incentive Plan.

         Under the terms of the Merger Agreement, each outstanding option to purchase Telemate.Net common stock is exercisable upon the same terms and conditions as provided in the Telemate.Net plan under which the option was granted, except that the assumed option is exercisable for the number of shares of Verso common stock equal to the number of shares of Telemate.Net common stock that were issuable upon exercise of the option immediately before the merger multiplied by 2.62 at a per share exercise price equal to the exercise price for which the option was exercisable immediately before the merger divided by 2.62.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents previously filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (i) Verso's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Commission on March 30, 2001;

         (ii)     Amendments to Verso's Annual Report on Form 10-K on
                  Form 10-K/A for the year ended December 31, 2000, filed with the Commission on April 30, 2001 and October 12, 2001;

         (iii) The description of Verso's common stock contained in Verso's Registration Statement on Form 8-A (File No. 0-22190), filed with the Commission on August 24, 1993;

         (iv) Verso's Current Reports on Form 8-K and Amendments to Verso's Current Reports on Form 8-K/A, filed with the Commission on January 22, 2001; January 25, 2001; February 2, 2001; May 16,
                  2001; June 5, 2001; August 10, 2001; and November 19, 2001;

         (v) Verso's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, filed with the Commission on May 15, 2001, August 14, 2001 and November 14, 2001, respectively;

         (vi)     Amendments to Verso's Quarterly Reports on Form 10-Q on
                  Form 10-Q/A for the quarters ended March 31, 2001 and June 30, 2001, both filed with the Commission on October 12, 2001; and

         (vii) Verso's joint proxy statement/prospectus dated October 12, 2001 relating to Verso's merger with Telemate.Net included in Verso's Registration Statement on Form S-4 filed on June 4, 2001, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto, filed with the Commission on August 1, 2001, September 12, 2001 and October 12, 2001, respectively.

         All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the shares of common stock offered hereby have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Article V of Verso's Amended and Restated Articles of Incorporation limits the liability of Verso's directors to the fullest extent permitted by the Minnesota Business Corporation Act (the "MBCA"). Specifically, directors of Verso will not be personally liable for monetary damages for breach of fiduciary duty as directors, except liability for (1) any breach of the duty of loyalty to Verso or its shareholders, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (4) violations of certain Minnesota securities laws, or (5) any transaction from which the director derives an improper personal benefit.

         Article IV of Verso's Amended and Restated Articles of Incorporation gives Verso the power and authority to provide indemnification to officers, directors, employees and agents of Verso to the fullest extent permissible under the MBCA. Section 302A.521 of the MBCA requires that a company indemnify any director, officer or employee made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including a derivative action in the name of the company. Reference is made to the detailed terms of
Section 302A.531 of the MBCA for a complete statement of such indemnification rights.

         Article VII of Verso's Restated Bylaws provides that Verso shall indemnify such persons, for such expenses and liabilities, in such manner, under or hereafter amended, provided that a determination is made in each case, in the manner required by such statute, that the person seeking indemnification is eligible therefor.

         Verso maintains a directors' and officers' liability insurance, including a reimbursement policy in favor of Verso.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits to this Registration Statement are listed on the Exhibit Index included elsewhere herein.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table set forth in this Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         [SIGNATURES ON FOLLOWING PAGE]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Atlanta, Georgia, on this 30th day of November, 2001.

                                       VERSO TECHNOLOGIES, INC.



                                       By: /s/  Steven A. Odom
                                           -------------------------------------
                                           Steven A. Odom
                                           Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of November 30, 2001.

               NAME                                    CAPACITY
               ----                                    --------
/s/ Steven A. Odom                             Chief Executive Officer,
----------------------------------             Chairman and Director
Steven A. Odom                                 (Principal Executive Officer)



/s/ Juliet M. Reising                          Executive Vice President,
----------------------------------             Chief Financial Officer
Juliet M. Reising                              (Principal Financial Officer
                                               and Principal Accounting
                                               Officer) and Director


/s/ James M. Logsdon                           President, Chief Operating
----------------------------------             Officer
James M. Logsdon                               and Director



                                               Director
----------------------------------
Murali Anantharaman



/s/ Max E. Bobbitt*                            Director
----------------------------------
Max E. Bobbitt



/s/ Gary H. Heck*                              Director
----------------------------------
Gary H. Heck



/s/ Richard L. Mauro*                          Director
----------------------------------
Richard L. Mauro



/s/ Amy L. Newman*                             Director
----------------------------------
Amy L. Newmark



                                               Director
----------------------------------
Stephen E. Raville



/s/ Joseph R. Wright, Jr.*                     Director
----------------------------------
Joseph R. Wright, Jr.



*By: /s/ Juliet M. Reising
    ------------------------------
    As Attorney-In-Fact

                                  EXHIBIT INDEX

EXHIBIT
  NO.             DESCRIPTION
-------           -----------
4.1               Amended and Restated Articles of Incorporation of the Registrant
                  (incorporated herein by reference to Exhibit 3.1 to the Registrant's
                  Current Report on Form 8-K, File No. 000-22190, filed with the
                  Commission on October 2, 2000 and by reference to Exhibit 3.1 to the
                  Registrant's Registration Statement on Form S-18, File No. 33-51456).

4.2               Amendment to Amended and Restated Articles of Incorporation of the
                  Registrant (incorporated herein by reference to Exhibit 3.1 to the
                  Registrant's Current Report on Form 8-K, File No. 000-22190, filed with the Commission on October 2, 2000).

4.3               Amendment to Amended and Restated Articles of Incorporation of the
                  Registrant (incorporated herein by reference to Exhibit 4.1 to the
                  Registrant's Current Report on Form 8-K, File No. 000-22190, filed with the Commission on November 19, 2001).

4.4               Bylaws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4,
                  File No. 333-43224, filed with the Commission on August 7, 2000, as amended on August 29, 2000).

4.5               Amendment to Bylaws of Registrant, as amended (incorporated herein by reference to Exhibit 4.2 to the Registrant's Current Report on
                  Form 8-K, File No. 000-22190, filed with the Commission on November 19,
                  2001).

5.1               Opinion of Rogers & Hardin LLP.

23.1              Consent of PricewaterhouseCoopers LLP (Verso).

23.2              Consent of KPMG LLP (Verso).

23.3              Consent of Crowe Chizek and Company LLP (Sulcus).

23.4              Consent of KPMG LLP (Telemate.Net).

23.5              Consent of KPMG LLP (Cereus).

23.6              Consent of Moore Stephens Frost, PLC (Cereus).

23.7              Consent of PricewaterhouseCoopers LLP (MessageClick).

23.8              Consent of Rogers & Hardin LLP (contained in Exhibit 5.1 hereto).

24.1              Powers of Attorney.